EXHIBIT (21) - SUBSIDIARIES OF REGISTRANT.

The subsidiaries of the Company as of December 31, 1995, and the state in which each was organized are as scheduled below:

                                State or
                                Jurisdiction
                                Under Laws of         Name Under Which
Name of Subsidiaries            Which Organized       Subsidiaries Do Business

F&M Bank-Winchester             Virginia              F&M Bank-Winchester

 Big Apple Mortgage                                   Big Apple Mortgage
   Company, Inc.(1)             Virginia              Company, Inc.
 Winchester Credit                                    Winchester Credit
    Corporation(1)              Virginia              Corporation
 Rouss Finance Co.(1)           Virginia              Rouss Finance Co.
 Credit Bureau of                                     Credit Bureau of
    Winchester, Inc.(1)         Virginia                Winchester, Inc.
 RFC Mortgage Co.(1)            Virginia              RFC Mortgage Co.
 Apple Title Company            Virginia              Apple Title Company

F&M Bank-Central Virginia       Virginia              F&M Bank-Central
Virginia

F&M Bank-Massanutten            Virginia              F&M Bank-Massanutten

F&M Bank-Richmond               Virginia              F&M Bank-Richmond

F&M Bank-Martinsburg, Inc.      West Virginia         F&M Bank-Martinsburg

F&M Bank-Blakeley, Inc.         West Virginia         F&M Bank-Blakeley

F&M Bank-Keyser, Inc.           West Virginia         F&M Bank-Keyser

F&M Bank-Emporia                Virginia              F&M Bank-Emporia(2)

F&M Bank-Hallmark               Virginia              F&M Bank-Hallmark

F&M Bank-Peoples                Virginia              F&M Bank-Peoples

F&M Bank-Potomac                Virginia              F&M Bank-Potomac

(1) Winchester Credit Corporation and Big Apple Mortgage Co., Inc., are wholly-owned subsidiaries of F&M Bank-Winchester. Rouss Finance Company, RFC Mortgage Company and Credit Bureau of Winchester, Inc. are wholly-owned subsidiaries of Winchester Credit Corporation. All other subsidiaries listed are wholly-owned by the Company.